                      FOURTH AMENDMENT TO SECOND AMENDED
                          AND RESTATED LOAN AGREEMENT

    THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT ("Fourth Amendment") is made and entered into as of the 27th day of July, 2001, by and between Equus II Incorporated, a Delaware corporation, with offices and place of business at 2929 Allen Parkway, Houston, Texas 77019 (hereinafter called "Borrower") and Bank of America, N.A., a national banking association, with offices at 700 Louisiana, Houston, Texas 77002 (hereinafter called "Lender"). For and in consideration of the mutual covenants and agreements herein contained, Borrower and Lender hereby amend as of the date of this Agreement that certain Second Amended and Restated Loan Agreement between Borrower and Lender dated as of the 1st day of June, 1999, as previously amended ("Loan Agreement"), in the following respects:

    Section 1. Amendments to Loan Agreement.

            A. Section 1.1 is deleted and the following is substituted in its place:

               1.1 Indebtedness. Upon the terms and conditions hereinafter set forth, the Lender agrees to lend to and/or issue letters of credit for the account of Borrower in an aggregate of up to $22,500,000.00 outstanding at any time as evidenced by Revolving Facility A to be extended to the Borrower by the Lender as more specifically described in Section 1.3 and $100,000,000 outstanding at any time as evidenced by Facility C to be extended to the Borrower by the Lender as more specifically described in Section 1.5.

            B. Section 1.2 is amended to delete the definitions of "Commitment Fee", "Credit Facility", "Facility A Note", "Facility C Note", "LOC Expiration Date", "Notes", "Maturity Date", and "Revolving Notes" and replace them with the following:

            "Commitment Fee" means fees payable by Borrower to Lender on the average daily unused portion of the Revolving Facility A from and including the date of this Agreement to the Maturity Date, at the rate of one-quarter of one percent (1/4%) per annum based on a 365 or 366 day year as applicable and the actual number of days elapsed, payable on the last day of each March, June, September and December, commencing on June 30, 1999. For purpose of calculation of the Commitment Fee the unused portion of the Revolving Facility A on any day will be equal to the amount of the Revolving Facility A on such day less the aggregate amount of Loans outstanding under Revolving Facility A and the undrawn amount of all Credits on such date.

            "Credit Facility" means the credit facility described in Section
            1.3.

            "Facility A Note" means the Facility A promissory note of the Borrower in the maximum principal amount of $22,500,000, in the form attached as Exhibit "1.3.2" to the Fourth Amendment.

            "Facility C Note" means the Facility C promissory note of the Borrower in the maximum principal amount of $100,000,000, in the form attached as Exhibit "1.5" to the Fourth Amendment.

            "LOC Expiration Date" shall mean April 2, 2003.

            "Notes" shall mean the Facility A Note and the Facility C Note.

            "Maturity Date" means July 1, 2002.

            "Revolving Note" shall mean the promissory note of the Borrower in the original principal amount of $22,500,000.00 issued pursuant to
            Section 1.3 of this Agreement in the form attached as Exhibit "1.3.2" to the Fourth Amendment.

            C. Section 1.2 is amended by deleting the definitions of "Facility B Note" and "Revolving Facility B."

            D. Section 1.2 is amended by adding the following definitions of "Eurodollar Margin", "Interest Pricing Grid", "Prime Rate Margin" and "Stated Rate:"

            "Eurodollar Margin" shall mean the applicable margin set forth on the Interest Pricing Grid.

            "Interest Pricing Grid" shall mean the grid attached to the Fourth Amendment.

            "Prime Rate Margin" shall mean the applicable margin set forth on the Interest Pricing Grid.

            "Stated Rate" shall mean, at Borrower's option (to be exercised as set forth in Section 1.3(d) below) (i) a variable interest rate of the Prime Rate plus the Prime Rate Margin per annum or (ii) the Eurodollar Daily Floating Rate plus the Eurodollar Margin not to exceed the maximum nonusurious interest rate permitted by applicable law with the balance of principal and accrued and unpaid interest due and payable on or before the Maturity Date.

            E. Section 1.3(a) is deleted and the following is substituted in its place:

            1.1 Revolving Facility A. The Lender, during the period from the date of this Agreement until the Maturity Date, subject to the terms and conditions of this Agreement, and subject to the condition that at the time of each borrowing and the issuance of each Credit hereunder no Default or Event of Default has occurred and is then continuing and that the representations and warranties given by the Borrower in Section 2 as of the date of this Agreement shall remain true and correct in all material respects (except for representations and warranties (i) which are made as of a particular date or (ii) as to which the facts which gave rise to the representation or warranty have changed as a result of circumstances or transactions which are contemplated or permitted pursuant to this Agreement):

               (a) agrees to make Loans to Borrower pursuant to a revolving line of credit up to buy not in excess of an aggregate principal amount outstanding at any time of $22,500,000.00, provided the aggregate amount of Loans outstanding pursuant to this Section 1.3, when combined with the amount of outstanding Credits, shall not exceed the Borrowing Base. Borrower shall make written request for each Loan pursuant to Revolving Facility A pursuant to a loan request in substantially the form of Exhibit "1.3.1" attached hereto. If Borrower's written request therefor is received by 1:00 p.m., Lender shall make each such Loan available to Borrower on the same Business Day Lender received such request. If Borrower's loan request with respect to any such Loan is received after 1:00 p.m., Lender may defer the making of such Loan to the next Business Day. Each Loan shall be in an amount of not less that $100,000.

            F. Section 1.3(b)(1) is deleted and the following is substituted in its place:

               (b)(1) agrees to open one or more Credits during the Credit
            Facility Commitment Period for Borrower's account, provided the maximum amount of Credits outstanding at any time shall not exceed $6,000,000. Borrower shall submit to Lender a Letter of Credit Request with respect to each Credit to be opened by Lender, in accordance with the terms hereof and the other letter of credit agreements in effect, if any.

            Lender at its option may accept telecopy requests for the issuance of Credits, provided that such acceptance shall not constitute a waiver of Lender's right to require delivery of a written Letter of Credit Request in connection with the issuance of a Credit. If Lender receives a request for a Credit issuance under the Revolving Facility A satisfying the conditions thereof prior to 10:00 a.m. Houston, Texas time on a Business Day, Lender shall use reasonable efforts to issue such Credit prior to 5:00 p.m. Houston, Texas time on the next Business Day, otherwise Lender shall issue such Credit before 5:00 p.m. on the second Business Day following submission of the request (provided that the other conditions of Revolving Facility A have been satisfied). No Credit shall be issued (i) for a period ending after the LOC Expiration Date or (ii) after the expiration of the Credit Facility Commitment Period. Borrower will be required to pay to Lender a Credit Fee for the issuance of each Credit. Each Credit shall be issued on substantially the terms as Borrower may request and such Letter of Credit Request must be in the form and substance satisfactory to Lender. The sum of the outstanding face amount of all Credits when added to the sum of the outstanding Loans pursuant to Section 1.3 shall not exceed the Borrowing Base.

            G. Section 1.3(c) is deleted and the following is substituted in its place:

               (c) The Borrower's obligation to repay Revolving Facility A shall be evidenced by a promissory note of the Borrower in substantially the form attached as Exhibit "1.3.2," payable to the order of Lender. The Facility A Note shall bear interest in accordance with the Interest Pricing Grid attached to this Fourth Amendment.

            H. Section 1.4 is deleted.

            I. Section 3.10 is deleted and the following is substituted in its place:

               3.10 Borrowing Base Requirements

               (a) The aggregate indebtedness pursuant to Revolving Facility A, plus the amount of outstanding Credits pursuant to Revolving Facility A shall never exceed the Borrowing Base.

               (b) As used herein, the term "Borrowing Base" shall mean the sum of (i) fifty percent (50%) of the Current Fair Market Value of Borrower's Eligible Public Securities plus (ii) the lesser of (y) $22,500,000, and (z) twenty-five percent (25%) of the Current Fair Market Value of Eligible Other Securities.

               (c) In accordance with Section 3.1(d), Borrower shall provide the
            Lender a calculation of the Borrowing Base on the Borrowing Base

            Report. In the event, at any time, the aggregate unpaid principal balance of Loans pursuant to Revolving Facility A plus the outstanding Credits exceeds the Borrowing Base calculated as described in 3.10(b) above, (i) in the event such excess is occasioned by the sale of one or more Portfolio Investments, the Borrower will cause the proceeds of such sale to be applied to reduce the Facility Note A until the amount of such excess is eliminated and (ii) in the event such excess is not occasioned by the sale of Portfolio Investments, the Borrower will promptly, but in any event no later than within twenty (20) Business Days, reduce the indebtedness under the Facility Note A until the amount of such excess is eliminated, provided that in the event the sum of (x) indebtedness pursuant to Revolving Facility A plus (y) outstanding Credits exceeds thirty-three percent (33%) of Borrower's Net Asset Value, Borrower shall be required to repay such excess within ten
            (10) Business Days of the occurrence of such event.

                (d) If the Borrower (i) is required by any Portfolio Lender to pledge or otherwise encumber any note receivable, common or preferred stock, option, warrant or other investment property, instrument, chattel paper or general intangible owned by Borrower and issued by the Person to whom the Portfolio Lender has made, or proposes to make, a loan or loans (or a Person (other than the Borrower) which owns, or is owned by, such Person) or (ii) is prohibited by any Portfolio Lender from pledging any such note receivable, common or preferred stock, option, warrant or other investment property, instrument, chattel paper or general intangible to the Lender, the Borrower, by notice in writing to the Lender, may designate such asset as an Excluded Portfolio Investment; provided, however, that if such requirement and such prohibition terminate, such asset will no longer be an Excluded Portfolio Investment; provided, further, that no such asset may be designated as an Excluded Portfolio Investment if as a result of such designation (x) the aggregate indebtedness incurred pursuant to Revolving Facility A, including outstanding Credits, exceeds the Borrowing Base or
            (y)(I) the aggregate investment made by the Borrower in Excluded Portfolio Investments outstanding on the date of such designation plus the aggregate investment made or to be made in such assets as of such date would exceed (II) 20% of the sum of the amount in clause (I) above plus the Net Asset Value as of such date (or for the most recent date for which Net Asset Value has been calculated by the Borrower). For the purposes of clause (y)(I) above, each investment shall be valued at its original cost without taking into account any subsequent increase or decrease in the carrying value of such investment as a result of income or loss attributable to such investment after the time of its acquisition. Notwithstanding any other provision of this Agreement or any Security Instruments to the contrary, Lender shall not have a lien or a security interest in any Excluded Portfolio Investment and shall execute such instruments as Borrower or any Portfolio Lender may reasonably request to reflect that the Lender has no interest therein.

         J. Section 4.2(ii) is deleted and the following is substituted in its place:

             (ii) purchase, acquisition, redemption or retirement of outstanding common stock of Borrower provided that (y) neither before nor after such purchase, acquisition, redemption or retirement a Default or Event of Default exists hereunder and (z) with respect to the repurchase of outstanding common stock of Borrower (i) the intent to make such purchase, acquisition, redemption or retirement was announced on or before June 27, 2001 and the aggregate number of shares purchased on or after the date of this Fourth Amendment does not exceed 181,229, or if such number is exceeded, is approved by Lender in writing and (ii) the Borrowing Base is not less than $2,500,000 greater than the sum of the outstanding indebtedness pursuant to Revolving Facility A plus the outstanding Credits both before and after such acquisition.

    Section 2. Closing.

    The closing of the transactions contemplated by this Fourth Amendment is subject to the satisfaction of the following conditions.

    2.1 Counsel to Lender. All legal matters incident to the transactions herein contemplated shall be satisfactory to Gardere Wynne Sewell, LLP, counsel to the Lender.

    2.2  Required Documents.

         (a) The Lender shall have received certified copies of resolutions of the Board of Directors of the Borrower in form and substance satisfactory to Lender with respect to authorization of this Fourth Amendment, the Facility A Note of the Borrower dated the date hereof in favor of the Lender in the original principal amount of $22,500,000, the Facility C Note of the Borrower dated the date hereof in favor of Lender in the original principal amount of $100,000,000 (the "Notes"), and the Ratification of Security Agreement-Pledge dated as of the date hereof (the "Ratification of Security Agreement").

         (b) The Lender shall have received a certificate of the Secretary of Borrower of the names of officers of the Borrower to sign this Fourth Amendment, the

    Notes, the Ratification of Security Agreement and the other instruments or certificates related hereto together with the true signatures of such officers.

         (c) The Lender shall have received fully executed copies of the Fourth Amendment, the Notes, and the Ratification of Security Agreement.

         (d) The Lender shall have received originals of all certificates, notes or other instruments subject to the Security Agreement - Pledge dated as of March 18, 1996 between Borrower and Lender, as ratified by the Ratification of Security Agreement.

         (e) The Lender shall have received and the Borrower shall have completed the requirements set forth on Exhibit "6.2" to this Fourth Amendment not expressly enumerated in Section 2.2(a) through (d) above.

    Section 3. Ratification. Except as amended hereby, the Loan Agreement shall remain unchanged and the terms, conditions, representations, warranties, and covenants of said Loan Agreement and the Security Instruments, including but not limited to the Security Agreement-Pledge, are true as of the date hereof, are ratified and confirmed in all respects and shall be continuing and binding upon the parties.

    Section 4. Defined Terms. All terms used in this Fourth Amendment which are defined in the Loan Agreement shall have the same meaning as in the Loan Agreement, except as otherwise indicated in this Fourth Amendment.

    Section 5. Multiple Counterparts. This Fourth Amendment may be executed by the parties hereto in several separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

    Section 6. Applicable Law. This Fourth Amendment shall be deemed to be a contract under and subject to, and shall be construed for all purposes in accordance with the laws of the State of Texas.

    Section 7. Final Agreement. THE WRITTEN LOAN AGREEMENTS IN CONNECTION WITH THIS FOURTH AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE BORROWER AND THE LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE BORROWER AND THE LENDER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE LENDER AND THE BORROWER.

    IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed by their duly authorized officers as of the 27th day of July, 2001.


                                         EQUUS II INCORPORATED

                                         By:  /s/ TRACY H. COHEN
                                            -------------------------------
                                            Tracy H. Cohen, Vice President


                                          BANK OF AMERICA, N.A.

                                          By:  /s/ LARRY B. BELL
                                             -------------------------------
                                             Name: Larry B. Bell
                                             Title: Senior Vice President

                             INTEREST PRICING GRID

Ratio of Current Fair Market Value of
Borrower's Eligible Public Securities
to the Current Fair Market Value of             Eurodollar      Prime Rate
Borrower's Portfolio Investments                  Margin          Margin
-------------------------------------           ----------      ----------

0 to 25%                                          2.50%            .50%

greater than 25% to 50%                           2.25%            .25%

greater than 50% to 75%                           2.00%              0

greater than 75%                                  1.75%           -.25%

The Ratio of Current Fair Market Value of Borrower's Eligible Public Securities to the Current Fair Market Value of Borrower's Portfolio Investments as of March 31, 2001 is 4.12%. Such Ratio shall apply until August 31, 2001, November 30, 2001, March 31, 2002 and May 31, 2002 at which time the applicable Eurodollar Margin and Prime Rate Margin will be adjusted based upon the Ratio as of the end of the preceding calendar quarter.

                                EXHIBIT "3.10"
                             BORROWING BASE REPORT

                                    FORM OF
                          BORROWING BASE CERTIFICATE

NO.__________________                             Date______________, 20__

     In accordance with a loan agreement ("Agreement") dated June 1, 1999, as amended, between BANK OF AMERICA, N.A. ("Lender") and Equus II Incorporated ("Borrower"), I, _______________________ of the Borrower hereby certify and warrant that the following schedule accurately states Borrower's Eligible Public Securities and Eligible Other Securities and Borrower's Borrowing Base as of the date hereof.

Borrowing Base

 1. Eligible Public Securities                        $______________________
                                                      x        .50

 2. Adjusted Eligible Public Securities               $______________________

 3. Eligible Other Securities                         $______________________
                                                      x        .25

 4. Adjusted Eligible Other Securities                $______________________

 5. The lesser of Line 4 or $22,500,000               $______________________

 6. Borrowing Base (Line 2 plus Line 5)               $______________________

 7. Facility A Commitment                             $______________________

 8. Fact Amount, Unexpired Credits-
     Revolving Facility A                             $______________________

 9. Outstanding Balance Revolving Facility A          $______________________

10. Total Usage-Revolving Facility A
     (Line 8 plus Line 9)                             $______________________

11. Unused Commitment (Line 7 minus Line 10)          $______________________

12. Availability (the lesser of Line 6 and Line 11)   $______________________

     The Undersigned further certifies and covenants that there has been no material adverse change in the financial condition of Borrower from that shown by the financial statements furnished to Lender and to the best of his knowledge that no default under the Agreement is existing on the date of this certificate, and that the foregoing report is true and correct as of the date, and that the items mentioned herein constitute collateral in accordance with the terms of the Agreement.

                                        ---------------------------------
                                        Signature of Certifying Officer


                                        Title:
                                              ---------------------------

                                 EXHIBIT "6.2"

                             CLOSING REQUIREMENTS

                DOCUMENT                                        RESPONSIBILITY
                --------                                        --------------

 1. Promissory Note-A ($22,500,000.00)                             GWS

 2. Promissory Note-C ($100,000,000.00)                            GWS

 3. Fourth Amendment to Second Amended and Restated
    Loan Agreement                                                 GWS

 4. Ratification of Security Agreement-Pledge                      GWS

 5. Certified Resolutions/Incumbency                               EII

    a. Articles of Incorporation                                   EII
    b. By-Laws                                                     EII
    c. Resolution                                                  EII
    d. Incumbency                                                  EII

 6. Certificate of Existence and Good Standing-Delaware            P&H

 7. Certificate of Authority-Texas                                 P&H

 8. Notice of Final Agreement                                      GWS

 9. Opinion of Counsel                                             P&H

10. Delivery of Collateral                                         EII/BA

11. Stock Powers                                                   EII/BA

12. Regulation U-1                                                 BA

13. Updated Exhibit 2.4                                            BA

GWS  - Gardere Wynne Sewell LLP
BA   - Bank of America, N.A.
EII  - Equus II Incorporated
P&H  - Porter & Hedges

                               Exhibit "1.3.2"

                                PROMISSORY NOTE

                               [FACILITY A NOTE]

$22,500,000                                                     July 27, 2001

     FOR VALUE RECEIVED, after date, without grace, in the manner, on the dates and in the amounts so herein stipulated, the undersigned, EQUUS II INCORPORATED, a Delaware corporation, acting by and through its duly authorized officer ("Borrower"), PROMISES TO PAY TO THE ORDER OF BANK OF AMERICA, N.A. ("Lender"), in Houston, Harris County, Texas, the sum of TWENTY-TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($22,500,000) or, if less, the aggregate unpaid principal amount of advances made by Lender to Borrower pursuant to this Note, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and to pay interest on the unpaid principal amount from the date until maturity at a rate equal to the Stated Rate (as defined in the Loan Agreement described herein), not to exceed the maximum non-usurious interest rate permitted by applicable law from time to time in effect as such law may be interpreted, amended, revised, supplemented or enacted ("Maximum Rate"), provided that if at any time the Stated Rate exceeds the Maximum Rate then interest hereon shall accrue at the Maximum Rate. In the event the Stated Rate subsequently decreases to a level which would be less than the Maximum Rate or if the Maximum Rate applicable to this Note should subsequently be changed, then interest hereon shall accrue at a rate equal to the applicable Maximum Rate until the aggregate amount of interest so accrued equals the aggregate amount of interest which would have accrued at the Stated Rate without regard to any usury limit, at which time interest hereon shall again accrue at the Stated Rate. This Note is payable as follows:

             Interest shall be due and payable quarterly as it accrues, on the last day of September, December, March and June, commencing September 30, 2001 and on the 1st day of July, 2002, when the entire balance of principal and accrued interest shall be due and payable.

     It is agreed that time is of the essence of this agreement. In the event of default in the payment of any installment of principal or interest when due or in the event of any other default hereunder, Lender may accelerate and declare this Note immediately due and payable without notice. Any failure to exercise this option shall not constitute a waiver by Lender of the right to exercise the same at any other time.

     In the event of default in the making of any payment herein provided, either of principal or interest, or in the event this Note is declared due, interest shall accrue at Prime Rate plus 2% not to exceed the Maximum Rate.

     Borrower hereby agrees to pay all expenses incurred, including reasonable attorneys' fees, all of which shall become a part of the principal hereof, if this Note is placed in the hands of an attorney for collection or if collected by suit or through any probate, bankruptcy or any other legal proceedings.

     Interest charges will be calculated on amounts advanced hereunder on the actual number of days these amounts are outstanding on the basis of a 360-day year, except for calculations of the Maximum Rate which will be on the basis of a 365-day or 366-day year, as is applicable. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Note or in any of the documents securing payment hereof or otherwise relating hereto, then in such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower, endorsers or guarantors, nor their heirs, legal representatives, successors or assigns nor any other party liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate,
(3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, and (4) the provisions of this Note and any documents securing payment of this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the Maximum Rate. For the purpose of determining the Maximum Rate, all interest payments with respect to this Note shall be amortized, prorated and spread throughout the full term of the Note so that the effective rate of interest on account of this Note is uniform throughout the term hereof.

     Borrower agrees that the Maximum Rate to be charged or collected pursuant to this Note shall be the applicable indicated rate ceiling as defined in the Texas Finance Code, as supplemented by Article 1D.003 of the Texas Credit Title, provided that Lender may rely on other applicable laws, including without limitation laws of the United States, for calculation of the Maximum Rate if the application thereof results in a greater Maximum Rate. Except as provided above, the provisions of this Note shall be governed by the laws of the State of Texas.

     Each maker, surety, guarantor and endorser (i) waives demand, grace, notice, presentment for payment, notice of intention to accelerate the maturity hereof, notice of acceleration of the maturity hereof and protest, (ii) agrees that this Note and the liens securing its payment may be renewed, and the time of payment extended from time to time, without notice and without releasing any of the foregoing, and (iii) agrees that without notice or consent from any maker, surety, guarantor, or endorser, Lender may release any collateral which may from time to time be pledged to secure repayment of this Note, or may release any party who might be liable for this Note. Borrower grants to Lender a lien on any of Borrower's funds which may from time to time be deposited with Lender.

     Borrower may prepay this Note, in whole or in part, at any time prior to maturity without penalty, and interest shall cease on any amount prepaid. Any partial prepayment shall be applied toward the payment of the principal installments last maturing on the Note, that is, in the inverse order of maturity, without reducing the amount or time of payment of the remaining installments.

     The principal of this Note represents funds which Lender will advance to Borrower from time to time upon request of Borrower. Any part of the principal may be repaid by Borrower and thereafter reborrowed, provided the outstanding principal amount of this Note shall never exceed the face amount of this Note. Each advance shall constitute a part of the principal hereof and shall bear interest from the date of the advance. The provisions of Tex. Rev. Civ. Stat. Ann.art. 5069-15.01, et seq., as may be amended, shall not apply to this Note or to any of the security documents executed in connection with this Note.

     This Note is the Facility A Note referred to in, is subject to, and is entitled to the benefits of, the Second Amended and Restated Loan Agreement dated June 1, 1999 between Borrower and Lender, as that Second Amended and Restated Loan Agreement may be amended, modified or supplemented from time to time (the "Loan Agreement"). The Loan Agreement contains, among other things, provisions for the acceleration of the maturity hereof upon the occurrence of certain stated events. This Note is given in replacement and extension of those certain Revolving Note A and Revolving Note B of Borrower in favor of Lender previously delivered pursuant to the Loan Agreement. The liens securing the payment of such prior Notes are not released but are hereby ratified and carried forward to secure this Note.

     This Note is entitled to the benefits of and security afforded by the Security Agreement-Pledge dated March 18, 1996 between Borrower and Lender, as that Security Agreement-Pledge may be ratified, amended, modified or supplemented from time to time. This Note is subject to the provisions contained in the foregoing security instrument which, among other things, provides for acceleration of the maturity hereof upon the occurrence of certain events.

     Borrower represents and warrants that this loan is for business, commercial, investment or similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.

                                        EQUUS II INCORPORATED,
                                        A DELAWARE CORPORATION


                                        By: /s/ Tracy H. Cohen
                                           ------------------------------
                                           Tracy H. Cohen, Vice President

                                Exhibit "1.5"

                                PROMISSORY NOTE

                               [FACILITY C NOTE]

$100,000,000                                                    July 27, 2001

     FOR VALUE RECEIVED, after date, without grace, in the manner, on the dates and in the amounts so herein stipulated, the undersigned, EQUUS II INCORPORATED, a Delaware corporation, acting by and through its duly authorized officer ("Borrower"), PROMISES TO PAY TO THE ORDER OF BANK OF AMERICA, N.A. ("Lender"), in Houston, Harris County, Texas, the sum of ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000) or, if less, the aggregate unpaid principal amount of advances made by Lender to Borrower pursuant to this Note, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and to pay interest on the unpaid principal amount from date until maturity at a rate equal to Cash Collateral Account Rate plus one-half of one percent (0.5%) per annum, floating daily (as defined in, and subject to adjustment as set forth in Section 1.5(c) of, the Loan Agreement) ("Contract Rate"), not to exceed the maximum non-usurious interest rate permitted by applicable law from time to time in effect as such law may be interpreted, amended, revised, supplemented or enacted ("Maximum Rate"), provided that if at any time the Contract Rate exceeds the Maximum Rate then interest hereon shall accrue at the Maximum Rate. In the event the Contract Rate subsequently decreases to a level which would be less than the Maximum Rate or if the Maximum Rate applicable to this Note should subsequently be changed, then interest hereon shall accrue at a rate equal to the applicable Maximum Rate until the aggregate amount of interest so accrued equals the aggregate amount of interest which would have accrued at the Contract Rate without regard to any usury limit, at which time interest hereon shall again accrue at the Contract Rate. This Note is payable as follows:

                Interest shall be payable on the 15th day of each month and simultaneously with repayment of principal. Principal shall be payable on the fifth (5th) Business Day following each advance in an amount equal to such advance.

                The entire balance of principal and accrued interest shall be due and payable on July 1, 2002.

     It is agreed that time is of the essence of this agreement. In the event of default in the payment of any installment of principal or interest when due or in the event of any other default hereunder, Lender may accelerate and declare this Note immediately due and payable without notice. Any failure to exercise this option shall not constitute a waiver by Lender of the right to exercise the same at any other time.

     In the event of default in the making of any payment herein provided, either of principal or interest, or in the event this Note is declared due, interest shall accrue at Prime Rate plus two percent (2%) not to exceed the Maximum Rate.

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     Borrower hereby agrees to pay all expenses incurred, including reasonable attorneys' fees, all of which shall become a part of the principal hereof, if this Note is placed in the hands of an attorney for collection or if collected by suit or through any probate, bankruptcy or any other legal proceedings.

     Interest charges will be calculated on amounts advanced hereunder on the actual number of days these amounts are outstanding on the basis of a 360-day year, except for calculations of the Maximum Rate which will be on the basis of a 365-day or 366-day year, as is applicable. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Note or in any of the documents securing payment hereof or otherwise relating hereto, then in such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower, endorsers or guarantors, nor their heirs, legal representatives, successors or assigns nor any other party liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate, (3) any such excess which may have been collected shall be either applied a credit against the then unpaid principal amount hereof or refunded to Borrower, and (4) the provisions of this Note and any documents securing payment of this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the Maximum Rate. For the purpose of determining the Maximum Rate, all interest payments with respect to this Note shall be amortized, prorated and spread throughout the full term of the Note so that the effective rate of interest on account of this Note is uniform throughout the term hereof.

     Borrower agrees that the Maximum Rate to be charged or collected pursuant to this Note shall be the applicable indicated rate ceiling as defined in the Texas Finance Code, as supplemented by Article 1D.003 of the Texas Credit Code, provided that Lender may rely on other applicable laws, including without limitation laws of the United States, for calculation of the Maximum Rate if the application thereof results in a greater Maximum Rate. Except as provided above, the provisions of this Note shall be governed by the laws of the State of Texas.

     As used in this Note, the term "Cash Collateral Account Rate" shall mean the interest rate actually earned by Borrower on investments in that certain Cash Collateral Account (as such term is defined in the Loan Agreement) during the period principal amounts are owed pursuant to this Note.

     Each maker, surety, guarantor and endorser (i) waives demand, grace, notice, presentment for payment, notice of intention to accelerate the maturity hereof, notice of acceleration of the maturity hereof and protest, (ii) agrees that this Note and the liens securing its payment may be renewed, and the time of payment extended from time to time, without notice and without releasing any of the foregoing, and (iii) agrees that without notice or consent from any maker, surety, guarantor or endorser, Lender may release any collateral which may from time to time be pledged to secure repayment of this Note, or may release any party who might be

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liable for this Note. Borrower grants to Lender a lien on any of Borrower's funds which may from time to time be deposited with Lender.

     Borrower may prepay this Note, in whole or in part, at any time prior to maturity without penalty, and interest shall cease on any amount prepaid. Any partial prepayment shall be applied toward the payment of the principal installments last maturing on the Note, that is, in the inverse order of maturity, without reducing the amount or time of payment of the remaining installments.

     The principal of this Note represents funds which Lender will advance to Borrower from time to time upon request of Borrower. Any part of the principal may be repaid by Borrower and thereafter reborrowed, provided the outstanding principal amount of this Note shall never exceed the face amount of this Note. Each advance shall constitute a part of the principal hereof and shall bear interest from the date of the advance. The provisions of Tex. Rev. Civ. Stat. Ann. art. 5069-15.01, et seq., as may be amended, shall not apply to this Note or to any of the security documents executed in connection with this Note.

     This Note is the Facility C Note referred to in, is subject to, and is entitled to the benefits of, the Second Amended and Restated Loan Agreement dated June 1, 1999 between Borrower and Lender, as that Second Amended and Restated Loan Agreement may be amended, modified or supplemented from time to time (the "Loan Agreement"). The Loan Agreement contains, among other things, provisions for the acceleration of the maturity hereof upon the occurrence of certain stated events. This Note is given in replacement and extension of those certain Facility C Notes of the Borrower in favor of Lender previously delivered pursuant to the Loan Agreement. The liens securing the payment of such prior Notes are not released but are herby ratified and carried forward as security for this Note.

     This Note is entitled to the benefits of and security afforded by the Security Agreement-Pledge (Facility C) dated March 29, 1996, between Borrower and Lender, as that Security Agreement-Pledge (Facility C) may be amended, modified or supplemented from time to time. This Note is subject to the provisions contained in the foregoing security instrument which, among other things, provides for acceleration of the maturity hereof upon the occurrence of certain events.

     Borrower represents and warrants that this loan is for business, commercial, investment or similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.

                                        EQUUS II INCORPORATED,
                                        A DELAWARE CORPORATION


                                        By: /s/ Tracy H. Cohen
                                           -------------------------------
                                           Tracy H. Cohen, Vice President

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